================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549





                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934




                                 April 19, 2004
                        (Date of earliest event reported)

                                E-CENTIVES, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE               000-31559               52-1988332
    (State or other     (Commission File Number)     (IRS Employer
      jurisdiction                                Identification No.)
   of incorporation)


   6901 ROCKLEDGE DRIVE, 6TH FLOOR,                 20817
          BETHESDA, MARYLAND
   (Address of principal executive                (Zip Code)
               offices)


                                 (240) 333-6100
              (Registrant's telephone number, including area code)





================================================================================

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     Today, E-centives, Inc., a Delaware corporation (the "Company"), announced the appointment of Mr. Sean Deson to the Company's Board of Directors, and Ms. Tracy L. Slavin as interim Chief Financial Officer.

     Mr. Deson's appointment to the Board was effective April 19, 2004. Mr. Deson is the founder of Deson & Co., Deson Ventures, and Treeline Capital, all technology-focused investment related firms. Prior to founding his investment firms, Mr. Deson was a Senior Vice President at Donaldson, Lufkin & Jenrette, now Credit Suisse First Boston.

     Ms. Slavin's appointment to her new role is effective as of May 20, 2004. Ms. Slavin has been with the Company for almost four years, most recently serving as the Company's Controller and Senior Director of Accounting.

     In addition, the Company and David Samuels, the Company's Senior Vice President, Chief Financial Officer, and Treasurer, announced that Mr. Samuels has resigned from the Company, effective as of May 14, 2004, by mutual agreement.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    E-CENTIVES, INC.


                                    By:   /s/  Kamran Amjadi
                                          --------------------------
                                          Kamran Amjadi
                                          Chief Executive Officer


Date:  May 20, 2004



                                       3